UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders on Tuesday, May 11, 2004, at 11:00 a.m., Chicago time, at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

•	the election of a Board of Directors to hold office until the 2005 Annual Meeting of Stockholders

•	ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2004

•	if presented, a stockholder proposal regarding a report on the cessation of incineration

•	any other matters that properly come before the meeting

Only stockholders of record at the close of business on the record date of March 15, 2004 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting will be by admissions card only. If you plan to attend the meeting in person, please complete and return the Reservations Form on the back cover of this proxy statement, and an admissions card will be mailed to you. All Reservations Forms must be received by May 4, 2004. An admissions card is not transferable and will admit only the stockholder or stockholders to whom it is issued.

For the convenience of our stockholders who do not plan to attend the Annual Meeting in person and who desire to have their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your proxy card and later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Jack W. Schuler	Mark C. Miller
Chairman of the Board	President and Chief Executive Officer

April 7, 2004

Lake Forest, Illinois

28161 North Keith Drive

Lake Forest, Illinois 60045

PROXY STATEMENT

2004 Annual Meeting of Stockholders

To Be Held on May 11, 2004

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2004 Annual Meeting of Stockholders on Tuesday, May 11, 2004, at 11:00 a.m., Chicago time, at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. We are mailing this proxy statement and the accompanying materials to our stockholders beginning on or about April 7, 2004.

In this proxy statement, “we,” “us,” “our” or the “Company” refers to Stericycle, Inc. All share (and exercise or other price per share information) has been adjusted for our 2-for-1 stock split on May 31, 2002.

GENERAL

Stock. Our authorized capital stock consists of common stock, par value $0.01 per share (“common stock”), and Series A convertible preferred stock, par value $0.01 per share (“convertible preferred stock”). As of March 15, 2004, the record date for the Annual Meeting, we had 43,393,248 shares of common stock and 12,348 shares of convertible preferred stock outstanding.

Stockholders Entitled To Vote. Only holders of our common stock or our convertible preferred stock who were stockholders of record at the close of business on the record date of March 15, 2004 are entitled to notice of and to vote their shares of record at the Annual Meeting.

Holders of common stock and holders of convertible preferred stock will vote together as a single class with respect to the election of our nine directors and each other matter to be voted on at the Annual Meeting. Each outstanding share of common stock is entitled to one vote, and each outstanding share of convertible preferred stock is entitled to 124.39 votes, which is the number of shares of common stock into which the share of preferred stock is convertible.

Quorum. Holders of shares representing a majority of the voting power entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

Voting. With respect to the election of Directors (Item 1), directors are elected by a plurality of the votes cast. Accordingly, the nine directors to be elected by holders of common stock and holders of convertible preferred stock voting together as a single class will be elected by a plurality of the votes cast by those holders.

With respect to each other matter to be voted on at the Annual Meeting, the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote will be required to approve the matter.

A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the voting for the election of directors (Item 1) (which, as noted, requires a plurality of the votes cast). Shares which a stockholder abstains from voting will be included in the total of votes cast and will have the effect of votes against the matter in question. If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be taken into account in determining whether a quorum is present (if the shares are voted on any other matter) but will not be included in the total of votes cast and thus will have no effect on the outcome of voting on the matter.

Telephone and Internet Voting. Stockholders whose shares are registered in their names directly with our stock registrar and transfer agent, LaSalle Bank, N.A., may vote their shares telephonically by calling (866) 207-3912. Stockholders whose shares are registered in the name of a brokerage firm, bank or other nominee may be able to vote their shares telephonically or via the Internet. You should check the information provided by your broker, bank or other nominee to see what options, if any, are available to you.

Proxies. If a stockholder properly completes and returns the accompanying proxy card, the shares of stock represented by the proxy will be voted as the stockholder directs. If no directions are given, the persons appointed as proxy holders will vote the shares in accordance with the recommendations of our Board of Directors, i.e., they will vote the shares for the election of the nominees for director described in this proxy statement (Item 1), for ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2004 (Item 2), and, if the proposal is presented at the meeting, against a stockholder proposal regarding a report on the cessation of incineration (Item 3).

A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, revoke the proxy.

STOCK OWNERSHIP

Stock Ownership of Certain Stockholders

To our knowledge, no person or group beneficially owned more than 5.0% of our common stock as of March 15, 2004.

The MDP Entities and the Bain Entities respectively owned 50.49% and 49.51% of the 12,348 shares of our convertible preferred stock outstanding as of March 15, 2004, as follows:

Name and Address	Shares of Convertible Preferred Stock	Equivalent Shares of Common Stock	Percentage(1)
MDP Entities(2)	6,234	775,407	1.73%
c/o Madison Dearborn Partners, LLC
70 West Madison Street
Chicago, Illinois 60602

Bain Entities(3)	6,114	760,523	1.69%
c/o Bain Capital, LLC
111 Huntington Avenue
Boston, Massachusetts 02199

(1)	The percentages in this column were calculated assuming the conversion as of March 15, 2004 of all 12,348 outstanding shares of our convertible preferred stock into 1,535,930 shares of our common stock, for an assumed total of 44,929,178 shares of common stock outstanding.
(2)	The MDP Entities consist of two investment funds associated with Madison Dearborn Partners, LLC: Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P.
(3)	The Bain Entities consist of 10 investment funds associated with Bain Capital, LLC: Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates, BCIP Trust Associates II-B, Pep Investments Pty. Limited, Brookside Capital Partners Fund, L.P., Sankaty High Yield Asset Partners, L.P. and Sankaty High Yield Partners II, L.P.

Stock Ownership of Directors and Executive Officers

The following table provides certain information regarding the beneficial ownership of our common stock as of March 15, 2004 by (1) each of our directors, (2) each of our executive officers listed in the Summary Compensation Table on page 10 and (3) all of our directors and executive officers as a group:

	Shares Beneficially Owned	Exercisable Options(1)	Combined Percentage(2)(3)
Jack W. Schuler(4)	1,395,209	32,205	3.17%
Mark C. Miller(5)	812,436	440,705	2.76%
John P. Connaughton(6)	760,523	66,983	1.84%
Rod F. Dammeyer(7)	2,000	15,727	*
Patrick F. Graham	—	7,771	*
John Patience	68,129	51,957	*
Thomas R. Reusché(8)	775,407	66,983	1.87%
Peter Vardy(9)	100,000	34,727	*
L. John Wilkerson, Ph.D.(10)	—	27,227	*
Richard T. Kogler	47,424	45,452	*
Frank J.M. ten Brink	61,458	91,135	*
Richard L. Foss	—	9,334	*
Shan S. Sacranie	—	—	*
Anthony J. Tomasello	238,699	4,848	*
All directors and executive officers as a group (14 persons)	4,164,659	895,054	11.21%

*	Less than 1%.
(1)	This column shows shares of common stock issuable upon the exercise of stock options exercisable as of or within 60 days after March 15, 2004.
(2)	The percentages in this column were calculated assuming the conversion as of March 15, 2004 into 1,535,930 shares of common stock of all 12,248 outstanding shares of our convertible preferred stock, for an assumed total of 44,929,178 shares of common stock outstanding.
(3)	Shares of common stock issuable under stock options exercisable as of or within 60 days after March 15, 2004 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered outstanding for purposes of computing the percentage of any other person.
(4)	The shares shown as beneficially owned by Mr. Schuler include 22,820 shares owned by his wife and 47,616 shares owned by trusts for the benefit of his children, with respect to all of which Mr. Schuler disclaims any beneficial ownership.
(5)	The shares shown as beneficially owned by Mr. Miller include 152,692 shares owned by his sons, with respect to which Mr. Miller disclaims any beneficial ownership.
(6)	The shares shown as beneficially owned by Mr. Connaughton consist of the shares of common stock issuable upon conversion of the 6,114 shares of our convertible preferred stock held by the Bain Entities. The Bain Entities are investment funds associated with Bain Capital, LLC, of which Mr. Connaughton is a managing director. With the exception of the stock option for 5,811 shares granted in May 2003, Mr. Connaughton has assigned to Bain Capital, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a managing director of Bain Capital, LLC, Mr. Connaughton may be deemed to share voting and dispositive power with respect to the shares of stock owned by the Bain Entities. Mr. Connaughton disclaims any beneficial interest in those shares or in the stock options assigned to Bain Capital, LLC, except to the extent of any pecuniary interest arising from his managing directorship of Bain Capital, LLC.
(7)	The shares shown as beneficially owned by Mr. Dammeyer consist of 2,000 shares owned by his wife, with respect to which Mr. Dammeyer disclaims beneficial ownership.
(8)	The shares shown as beneficially owned by Mr. Reusché consist of the shares of common stock issuable upon conversion of the 6,234 shares of our convertible preferred stock held by the MDP Entities. The MDP Entities are investment funds associated with Madison Dearborn Partners, LLC, of which Mr. Reusché was a managing director prior to his retirement in September 2003. With the exception of the stock option for 5,811 shares granted in May 2003, Mr. Reusché has assigned to Madison Dearborn Partners, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a retired managing director of Madison Dearborn Partners, LLC, Mr. Reusché may be deemed to share voting and dispositive power with respect to the shares of stock owned by the MDP Entities. Mr. Reusché disclaims any beneficial interest in these shares or in the stock options assigned to Madison Dearborn Partners, LLC, except to the extent of any pecuniary interest arising from his managing directorship of Madison Dearborn Partners, LLC.
(9)	The shares shown as beneficially owned by Mr. Vardy include 20,000 shares owned by trusts for the benefit of his children, with respect to which Mr. Vardy disclaims beneficial ownership.
(10)	Dr. Wilkerson has assigned to Galen Advisors, LLC all of the stock options granted to him under our Directors Stock Option Plan. Dr. Wilkerson disclaims any beneficial interest in these stock options except to the extent of any pecuniary interest arising from his membership interest in Galen Advisors, LLC.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine directors. With the exception of Mark C. Miller, who serves as our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours). The Board has determined that all of our outside directors are independent under the applicable listing standards of the National Association of Securities Dealers, Inc.

All nine of our directors will be elected at the Annual Meeting by holders of our common stock and holders of our convertible preferred stock voting together as a single class. Each director elected will hold office until our Annual Meeting of Stockholders in 2005 or until his successor is elected and qualified.

Nominees for Director

The following table provides certain information regarding the nominees for election as directors. All nine nominees are currently serving as our directors.

Name	Position with Company	Age
Jack W. Schuler	Chairman of the Board of Directors	63

Mark C. Miller	President, Chief Executive Officer and a Director	48

John P. Connaughton	Director	38

Rod F. Dammeyer	Director	63

Patrick F. Graham	Director	64

John Patience	Director	56

Thomas R. Reusché	Director	49

Peter Vardy	Director	73

L. John Wilkerson, Ph.D.	Director	60

Jack W. Schuler has served as our Chairman of the Board of Directors since January 1990. From January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as chairman of the board of directors of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems, and as a director of Medtronic, Inc., a medical technology company, and ICOS Corporation, a biotechnology company He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

Mark C. Miller has served as our President and Chief Executive Officer and a director since joining us in May 1992. From May 1989 until he joined us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems, and Lake Forest Hospital. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

John P. Connaughton has served as a director since November 1999. He has been a managing director of Bain Capital, LLC, a global private equity and venture capital firm, since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, LLC, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the medical, consumer products and business services industries. Mr. Connaughton serves as a director of Epoch Senior Living, ProSiebenSat.1 Media AG, Shopping.com and Vivra, Inc. Mr. Connaughton received a B.S. degree in commerce from the University of Virginia and a M.B.A. degree from the Harvard University Graduate School of Business, where he was a Baker Scholar.

Rod F. Dammeyer has served as a director since January 1998. He is the President of CAC, llc, a private company providing capital investment and management advisory services, and is the retired vice chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of GATX Corporation, a worldwide specialized finance and leasing company, TheraSense, Inc., a developer and supplier of blood glucose monitoring systems, and Ventana Medical Systems, Inc., a developer and supplier of automated disagnostic systems. He also serves as a trustee of Van Kampen Investments, Inc. and a director of The University of Chicago Hospitals and Health System and The Scripps Research Institute. He received a B.S. degree from Kent State University.

Patrick F. Graham has served as a director since May 1991. Mr. Graham is a vice president, business development and strategic projects, at The Gillette Company, a personal care and personal use consumer products company, and a director of Intelidata Technologies, Inc., a supplier of internet banking and bill payment software to financial institutions. He was a co-founder of Bain & Company, Inc., where he served in a number of positions from 1973 to 1997. He received a B.A. degree in economics from Knox College and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was a general partner of Marquette Venture Partners, L.P., a venture capital firm which he co-founded and which led our initial capitalization. Mr. Patience serves as vice chairman of the board of directors of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

Thomas R. Reusché has served as a director since November 1999. He served as a managing director of Madison Dearborn Partners, LLC, a private equity and venture capital firm, from 1992 until his retirement in September 2003. Prior to co-founding Madison Dearborn Partners, LLC in 1992, Mr. Reusché was a senior investment manager of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusché serves as a director of Hines Horticulture, Inc. and a number of private companies. He has received an A.B. degree from Brown University and a M.B.A. degree from the Harvard University Graduate School of Business.

Peter Vardy has served as a director since July 1990. From June 1990 to December 2001, he served as the managing director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc., where he was vice president, environmental management. He received a B.S. degree in geological engineering from the University of Nevada.

L. John Wilkerson, Ph.D., has served as a director since July 1992. Dr. Wilkerson is a general partner of Galen Partners, L.P. and Galen Partners International, L.P., affiliated health care venture capital funds, and serves as a director of several privately held health care companies. Dr. Wilkerson received a B.S. degree in biological sciences from Utah State University and a Ph.D. degree in managerial economics and marketing research from Cornell University.

Committees of the Board

Our Board of Directors has standing Compensation, Audit and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable listing standards of the National Association of Securities Dealers, Inc.

Compensation Committee.    The Compensation Committee, whose members are Dr. Wilkerson (Chair) and Messrs. Connaughton, Graham and Vardy, makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Committee also administers our stock option plans as they apply to our executive officers. The Committee’s charter is available on our website, www.stericycle.com, under “About Us/Corporate Overview.”

Audit Committee.    The Audit Committee, whose members are Messrs. Dammeyer (Chair), Patience, Reusché and Schuler, assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent accountants, the performance of our internal audit function and our independent accountants, and our compliance with legal and regulatory requirements. The Committee’s charter appears as Exhibit A to this proxy statement and is also available on our website, www.stericycle.com, under “About Us/Corporate Overview.”

The Board of Directors has determined that the Chair of the Committee, Rod F. Dammeyer, is an audit committee financial expert as described in the applicable rules of the Securities and Exchange Commission.

Nominating and Governance Committee.    The Nominating and Governance Committee, whose members are Messrs. Schuler (Chair), Dammeyer and Patience, identifies and evaluates possible nominees for election to the Board of Directors and recommends to the full Board a slate of nominees for election at the Annual Meeting of Stockholders. The Committee also recommends to the full Board director assignments to the Board’s committees. In addition, the Committee develops, recommends to the full Board and oversees the implementation of our corporate governance policies and practices, including those required by the Sarbanes-Oxley Act of 2002. The Committee’s charter is available on our website, www.stericycle.com, under “About Us/Corporate Overview.”

The Committee considers a variety of factors in evaluating any candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, including, in particular, the candidate’s probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business and health care services generally, and experience serving on the boards of other publicly traded companies. The Committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the Committee also consider’s the director’s preparation for and participation in meetings of the Board of Directors and of committees of the Board on which he serves.

In identifying potential candidates for selection in the future as nominees for election as directors, the Committee will rely on suggestions and recommendations from the full Board, management, stockholders and others and, when appropriate, may retain a search firm for assistance. The Committee will consider candidates proposed by stockholders and will evaluate any candidate proposed by a stockholder on the same basis that it evaluates any other candidate. Any stockholder wishing to propose a candidate should submit a written recommendation to the Committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. See “—Communications with the Board.”

Meetings

Our Board of Directors held five meetings during 2003 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Compensation Committee held three meetings during the year and acted without a formal meeting on several occasions. The Audit Committee held four meetings during the year. The Nominating and Governance Committee did not meet separately from the full Board during 2003.

All nine of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2003, with the exception of Mr. Reusché, who missed one meeting. All of the members of the Compensation and Audit Committees attended the respective meetings of those committees, with the exception of Mr. Reusche, who missed one meeting of the Audit Committee.

We encourage our directors to attend the annual meeting of stockholders. All of our directors attended the 2003 Annual Meeting of Stockholders, with the exception of Mr. Patience, who was unable to be present. We anticipate that all of our directors will attend this year’s Annual Meeting.

Compensation of Directors

Each of our outside directors receives annual fees of $50,000, payable in quarterly installments. All of our outside directors reelected at the 2003 Annual Meeting chose to convert all of their annual fees into stock options pursuant to the conversion program described below, just as all of our outside directors reelected at the 2002 and 2001 Annual Meetings similarly chose to convert all of their annual fees for the year in question. Prior to the 2001 Annual Meeting, our directors did not receive fees or other cash compensation for their services as directors.

Our Directors Stock Option Plan, which was originally adopted by the Board of Directors and approved by our stockholders in 1996, was amended and restated by the Board in February 2001 and, as amended and restated, was approved by our stockholders at the 2001 Annual Meeting. The amendment and restatement added 600,000 shares to the total authorized, and the plan now authorizes nonstatutory stock options for 1,170,000 shares of common stock to be granted to our outside directors. As of December 31, 2003, options for 307,452 shares were outstanding at a weighted average exercise price per share of $22.84, and 411,642 shares were available for future option grants under the plan.

The Directors Stock Option Plan authorizes the Board of Directors to adopt a conversion program to allow each outside director irrevocably to elect, prior to becoming entitled to any annual fees for his services as a director, to convert into options under the plan all or any portion of the annual fees that he otherwise would have received. Prior to the 2001 Annual Meeting, the Board adopted a conversion program which allows each outside director nominated for reelection at an Annual Meeting irrevocably to elect, prior to the Annual Meeting, to convert all or any portion of the annual fees that he would otherwise receive if reelected as a director into an option under the plan for a formula-determined number of shares. That number is equal to (i) the product of four times the amount of the annual fees that the outside director elects to convert divided by (ii) the average closing price of a share of our common stock during the 12-month period ending on the last trading day prior to the Annual Meeting. The exercise price of each option is the closing price on the day of the Annual Meeting.

All of our outside directors were reelected as directors at the 2003 Annual Meeting and, prior to the meeting, elected to convert all of their annual fees into options under the Directors Stock Option Plan. In accordance with the conversion program’s formula, each of our eight outside directors was granted an option in May 2003 for 5,811 shares at an exercise price of $41.00 per share.

Under the terms of the Directors Stock Option Plan, the Board of Directors is authorized to grant stock options to outside directors at times and in amounts that the Board determines, taking into account any guidelines that the Board may adopt from time to time for this purpose. The Board has not yet adopted any guidelines for annual option grants, and did not grant any options to our outside directors during 2003 other than options granted pursuant to the conversion program. The Board does not currently contemplate granting any options to our outside directors during 2004 other than options granted pursuant to the conversion program.

The exercise price of each option granted under the Directors Stock Option Plan is the closing price on the date of the option grant. The term of each option granted prior to January 2000 is six years from the grant date, and the term of each option granted after December 1999 is 10 years from the grant date. Each option vests in 12 equal monthly installments and may be exercised only when it is vested. Each vested option granted prior to an amendment of the plan in February 2000 may be exercised only while the holder of the option remains a director or during the 90-day period following the date that he or she ceases to serve as a director. Each vested option granted after the amendment of the plan in February 2000 remains exercisable for the term of the option, notwithstanding that the holder has ceased to serve as a director, unless (i) the Board of Directors considers an earlier expiration date appropriate, taking into account the circumstances in which the holder ceased to serve as a director, or (ii) the director was removed from office, in which case the option remains exercisable only for 30 days after his or her removal. The term of the Directors Stock Option Plan continues until May 31, 2006, and no option may be granted under the plan after its expiration.

Each option granted under the Directors Stock Option Plan is transferable to (i) a member of the outside director’s immediate family, (ii) a trust for the primary benefit of the outside director or one or more members of his or her immediate family, or (iii) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2% of our outstanding common stock or 10% of our outstanding convertible preferred stock and to which the outside director has a contractual obligation to assign his “outside” remuneration.

Communications with the Board

Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Our Investor Relations Department will process all communications received. Communications that relate to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board and, at his direction, to the other directors; communications that relate to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to a particular committee of the Board will be forwarded to the chair of the committee and, at his direction, to the other members of the committee.

EXECUTIVE COMPENSATION

The following table provides certain information regarding the compensation paid to or earned by our President and Chief Executive Officer and our five other executive officers during 2003 (the “named executive officers”) for services rendered in 2003, 2002 and 2001:

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation(3)
		Salary	Bonus(1)	Number of Securities Underlying Options(2)
Mark C. Miller President and Chief Executive Officer	2003 2002 2001	$294,700 288,100 280,000	$227,115 98,000 33,311	65,902 77,476 46,162	$6,316 8,820 8,928

Richard T. Kogler Executive Vice President and Chief Operating Officer	2003 2002 2001	221,000 216,100 210,000	97,335 47,250 33,750	41,967 50,804 30,000	1,500 1,500 1,500

Frank J.M. ten Brink Executive Vice President Chief Financial Officer	2003 2002 2001	221,000 216,100 210,000	97,335 47,250 20,672	41,967 50,804 31,156	1,500 1,500 1,500

Richard L. Foss(4) Executive Vice President, Corporate Development	2003 2002 2001	161,300 — —	— — —	40,000 — —	1,154 — —

Shan S. Sacranie(4) Executive Vice President, International	2003 2002 2001	104,300 — —	— — —	30,000 — —	— — —

Anthony J. Tomasello(4) Executive Vice President and Chief Technical Officer	2003 2002 2001	154,000 178,800 175,000	— — —	22,761 33,612 24,442	1,500 1,500 1,500

(1)	Under our cash bonus program for executive officers, an executive officer may elect in advance of any award to forego some portion or all of any bonus otherwise payable under the program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elects to forego by the average closing price of our common stock during the year in respect of which the bonus is payable.

In 2003, Messrs. Miller, Kogler, ten Brink and Tomasello elected to forego $97,335, $32,445, $32,445 and $38,934, respectively, of their respective cash bonuses of $324,450, $129,780, $129,780 and $38,934 for their performance in 2002, receiving instead stock options for 11,902, 3,967, 3967 and 4,761 shares, respectively. In 2002, Messrs, Miller, Kogler, ten Brink and Tomasello elected to forego $42,000, $15,750, $15,750 and $54,000, respectively, of their respective cash bonuses of $140,000, $63,000, $63,000 and $54,000 for their performance in 2001, receiving instead stock options for 7,476, 2,804, 2,804 and 9,612 shares, respectively. In 2001, Messrs. Miller, ten Brink and Tomasello elected to forego $11,108, $6,891 and $38,413, respectively, of their respective cash bonuses of $44,415, $27,563 and $38,413 for their performance in 2000, receiving instead stock options for 1,862, 1,156 and 6,442 shares, respectively.

(2)	The stock options granted in 2003 to Messrs. Miller, Kogler, ten Brink and Tomasello include options for 11,902, 3,967, 3967 and 4,761 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. Similarly, the stock options granted in 2002 to Messrs. Miller, Kogler, ten Brink and Tomasello include options for 7,476, 2,804, 2,804 and 9,612 shares, respectively, and the stock options granted in 2001 to Messrs. Miller, ten Brink and Tomasello include options for 1,862, 1,156 and 6,442 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. See Note 1.
(3)	These amounts represent our matching contributions under our 401(k) plan. Our matching contributions in 2003, 2002 and 2001 were 50% of the first 5% of compensation contributed by a participant, up to a maximum matching contribution each year of $1,500. The amounts shown for Mr. Miller in 2003, 2002 and 2001 also include $4,816, $7,320 and $7,428, respectively, in disability insurance premiums and, in 2002 and 2001, life insurance premiums, that we reimbursed to him.
(4)	Mr. Foss joined us as an executive officer in February 2003. Mr. Sacranie joined us in May 2003 and became an executive officer in November 2003. Mr. Tomasello resigned as an executive officer in November 2003.

2003 Stock Option Grants

The following table provides certain information regarding stock options granted to the named executive officers in 2003. In accordance with the rules of the Securities and Exchange Commission, the following table also provides the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent forecasts of the future appreciation of the price of our common stock. We did not grant stock appreciation rights to any named executive officer in 2003.

Option Grants in Last Fiscal Year

	Individual Grants			Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options(1)	% of Total Options Granted to Employees in Fiscal Year(2)				5%	10%
Mark C. Miller	54,000 11,902	6.13 1.35	% %	$35.05 33.05	1/16/13 2/4/13	$1,190,309 247,383	$3,016,476 626,916

Richard T. Kogler	38,000 3,967	4.31 0.45	% %	35.05 33.05	1/16/13 2/4/13	837,625 82,454	2,122,706 208,955

Frank J.M. ten Brink	38,000 3,967	4.31 0.45	% %	35.05 33.05	1/16/13 2/4/13	837,625 82,454	2,122,706 208,955

Richard L. Foss	40,000	4.54%		35.43	2/28/13	891,269	2,258,652

Shan S. Sacranie	30,000	3.40%		40.41	5/19/03	762,409	1,932,094

Anthony J. Tomasello	18,000 4,761	2.04 0.54	% %	35.05 33.05	1/16/13 2/4/13	396,770 98,957	1,005,492 250,777

(1)	All of the stock options granted to the named executive officers in 2003 were granted under our 1995 Incentive Compensation Plan or our 1997 Stock Option Plan, with the exception of the stock option grant to Mr. Sacranie, which was made under our 2000 Nonstatutory Stock Option Plan. (Mr. Sacranie was not an executive officer at the time of the grant.) With the exception of the options granted pursuant to our cash bonus program for executive officers, which vest immediately, each option vests over a five-year period: one-fifth of the option vests at the end of the first year, and the balance of the option vests in equal monthly increments over the next 48 months.

(2)	The percentages shown in the table reflect options for a total of 881,241 shares granted to employees during 2003 (including the named executive officers). The options granted to employees other than the named executive officers were granted under our 2000 Nonstatutory Stock Option Plan.
(3)	The exercise price per share shown in the table is equal to the closing price of a share of our common stock on the date of grant.
(4)	The potential realizable value was calculated on the basis of the 10-year term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The potential realizable value of each option was calculated using the exercise price of the option as the fair market value of the underlying stock on the grant date.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Vested	Unvested	Vested	Unvested
Mark C. Miller	4,300	$176,300	394,788	186,736	$14,276,367	$4,561,917
Richard T. Kogler	111,437	3,497,611	60,436	135,866	1,663,377	3,421,471
Frank J.M. ten Brink	99,239	3,243,397	104,516	129,394	3,695,585	3,160,506
Richard L. Foss	—	—	—	40,000	—	450,800
Shan S. Sacranie	—	—	—	30,000	—	188,700
Anthony J. Tomasello	50,447	1,181,137	5,813	68,393	226,925	1,726,251

(1)	The value realized was determined by multiplying the number of option shares acquired by the closing price of a share of our common stock on the date or respective dates of exercise, and then subtracting the aggregate exercise price.
(2)	The value of in-the-money stock options was determined by multiplying the number of vested (exercisable) or unvested (unexercisable) options by $46.70 per share, which was the closing price of a share of our common stock on December 31, 2003, and then subtracting the aggregate exercise price.

Stock Option Plans

We have adopted three stock option plans in addition to the Directors Stock Option Plan: (1) the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), which our Board of Directors adopted in February 2000; (2) the 1997 Stock Option Plan (the “1997 Plan”), which our Board of Directors adopted in February 1997 and our stockholders approved in April 1997; and (3) the 1995 Incentive Compensation Plan (the “1995 Plan”), which our Board of Directors adopted in August 1995 and our stockholders approved in September 1995. As amended by our Board of Directors in February 2001 and in February 2002 to add 500,000 shares and 2,000,000 shares, respectively, to the authorized total, the 2000 Plan authorizes options to be granted for a total of 3,500,000 shares of common stock. The 1997 and 1995 Plans each authorize options to be granted or, in the case of the 1995 Plan, restricted stock awarded, for a total of 3,000,000 shares of common stock. If an option under any plan expires unexercised or is surrendered, the shares subject to the option once again become available for option grants.

As of December 31, 2003, options for 1,953,044 shares, at a weighted average exercise price per share of $24.73, were outstanding under the 2000 Plan, and 1,011,614 shares were available for future option grants; options for 817,001 shares, at a weighted average exercise price per share of $13.20, were outstanding under the 1997 Plan, and 490,303 shares were available for future option grants; and options for 574,832 shares, at a weighted average exercise price per share of $18.58, were outstanding under the 1995 Plan. No shares remained available for future option grants (or restricted stock awards) under the 1995 Plan. Each plan has a 10-year term, and no option may be granted under any plan after its expiration.

The 2000 Plan provides for the grant of nonstatutory stock options. The 1997 and 1995 Plans provide for the grant of both nonstatutory stock options and incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code of 1986. The 1995 Plan also provides for restricted stock awards. Options may be granted to our employees and consultants under all three plans, but only our employees may be granted incentive stock options under the 1997 Plan or 1995 Plan. Officers may not be granted options under the 2000 Plan. Directors may be granted nonstatutory stock options under the 1997 Plan but may not be granted options under the 2000 Plan or 1995 Plan.

All three plans are administered by our Board of Directors in respect of all eligible persons other than our executive officers and by the Compensation Committee of the Board in respect of our executive officers. The Board of Directors or the Compensation Committee, as the case may be, selects the eligible persons to whom options are granted or, in the case of the 1995 Plan, restricted stock is awarded and, subject to the provisions of the particular plan, determines the terms of each option or award, including, in the case of an option, the number of shares, type of option, exercise price and vesting schedule.

The exercise price per share of options granted under all three plans may not be less than the closing price of a share of our common stock on the date of grant. The maximum term of an option granted under any plan may not exceed 10 years. An option may be exercised only when it is vested and, in the case of an option granted to an employee, only while the holder of the option remains our employee or during the 90-day period following the termination of his or her employment or, in the case of the 2000 Plan, for the period specified in the option agreement. In the discretion of the Board of Directors or the Compensation Committee, as the case may be, this 90-day or specified period may be extended to any date ending on or before the option’s expiration date. Options granted under all three plans become exercisable upon the holder’s death or upon a “change in control,” and, in addition, the Board of Directors or the Compensation Committee, as the case may be, otherwise may accelerate the exercisability of an option at any time.

ESPP and 401(k) Plans

We maintain an employee stock purchase plan (the “ESPP”), which our Board of Directors adopted in October 2000, effective as of July 1, 2001, and our stockholders approved in May 2001. The ESPP authorizes 300,000 shares of our common stock to be purchased by employees at a 15% discount from the market price of the stock through payroll deductions during two six-month offerings each year. An employee who elects to participate in an offering is granted an option on the first day of the offering for a number of shares equal to the employee’s payroll deductions under the ESPP during the offering period (which may not exceed $5,000) divided by the option price per share. The option price per share is the lower of 85% of the closing price of a share of our common stock on the first trading day of the offering period or 85% of the closing price on the last trading day of the offering period. Every employee who has completed one year’s employment as of the first day of an offering and who is a full-time employee, or a part-time employee who customarily works at least 20 hours per week, is eligible to participate in the offering. As of December 31, 2003, 255,710 shares were available for future purchases under the ESPP.

We maintain a 401(k) plan in which employees who have completed six months’ employment are eligible to participate. The plan permits us to make matching contributions of a percentage of the participants’ own contributions to the plan as determined each year by the Board of Directors. For 2003, we made a matching contribution of 50% of the first 5% of compensation that each participant contributed to the plan, up to a maximum matching contribution of $1,500.

Equity Compensation Plans

The following table summarizes information as of December 31, 2003 relating to our equity compensation plans pursuant to which stock option grants, restricted stock awards or other rights to acquire shares of our common stock may may be made or issued:

Equity Compensation Plan Information

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by our security holders(1)	1,700,755	$16.89	901,945
Equity compensation plans not approved by our security holders(2)	1,953,044	24.73	1,011,614

(1)	These plans consist of our 1995 Plan, 1997 Plan, Directors Stock Option Plan and ESPP. The amounts shown in columns (a) and (b) also reflect outstanding stock options for 1,470 shares, at a weighted average exercise price per share of $14.85, granted under a stock option plan adopted by our Board of Directors and approved by our stockholders in 1992. The term of this plan has expired, and no shares are available for future option grants.
(2)	The only plan in this category is our 2000 Stock Option Plan.

Employment Agreements

We have not entered into written employment agreements with any of our executive officers. All of our executive officers and employees have signed confidentiality agreements with us.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The compensation of our executive officers is determined generally by the Compensation Committee of the Board of Directors. The four members of the Committee are Dr. Wilkerson (Chair) and Messrs. Connaughton, Graham and Vardy.

Decisions of the Compensation Committee relating to executive officers’ base salaries and cash bonuses are subject to the review and approval of the full Board of Directors; decisions of the Compensation Committee relating to executive officers’ stock options are reviewed by the full Board but are not subject to the Board’s approval.

Executive Compensation Policies

Our executive compensation policies seek to coordinate executive officers’ compensation with our performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to our long-term success and to reward executive officers for attaining individual and Company objectives that enhance stockholder value.

Our compensation program for executive officers consists of (i) cash compensation and (ii) long-term compensation. Cash compensation is paid in the form of a base salary and a discretionary cash bonus, and long-term compensation is paid in the form of stock options. Bonuses are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and collective performance. Stock options are intended to focus executive officers on managing our business from the perspective of owners with an equity interest and to align their long-term compensation with the benefits realized by our stockholders.

Salaries. The Compensation Committee determines the salaries of executive officers on the basis of (i) the individual officer’s salary grade, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of salary increases for our employees generally and (iv) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned any formal surveys of executive officer compensation at comparable companies, but has relied on published salary surveys for indications of salary trends generally and at small growth companies in particular.

The Compensation Committee recommended and the Board of Directors approved an increase of 3.0% for 2003 in the base salaries of Messrs. Miller, Kogler, and ten Brink. In April, Mr. Miller’s base salary was increased from $288,400 to $297,050, Mr. Kogler’s base salary was increased from $216,300 to $222,800 and Mr. ten Brink’s base salary was increased from $216,300 to $222,800. Mr. Foss was hired in February at a base salary of $200,000, and Mr. Sacranie was hired in May at a base salary of $175,000. Mr. Tomasello’s base salary of $180,250 remained unchanged until his resignation as an executive officer in November.

Cash Bonuses. Under our cash bonus program for executive officers, each executive officer is eligible for a cash bonus of a percentage of his base salary. The Compensation Committee specifies the percentage to be used and determines the actual bonus award on the basis of specific individual and Company performance goals and criteria.

Pursuant to our cash bonus program and on the Committee’s recommendation, in February 2003 we paid cash bonuses of $227,115, $97,335 and $97,335 to Messrs. Miller, Kogler and ten Brink, respectively, for their performance during 2002. (Without giving effect to the prior elections of Messrs. Miller, Kogler, ten Brink and Tomasello to receive stock options in lieu of cash, pursuant to our cash bonus program described in the next paragraph, their bonuses would have been $324,450, $129,780, $129,780 and $38,930. Mr. Tomasello elected to forego his entire cash bonus.)

Under our cash bonus program, executive officers may irrevocably elect, in advance of any award, to forego some portion or all of any bonus otherwise payable under the bonus program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elects to forego by the average closing price of our common stock during the year for which the bonus is paid. Pursuant to this program and in accordance with the officers’ prior elections, in February 2003 we granted Messrs. Miller, Kogler, ten Brink and Tomasello stock options to purchase 11,902, 3,967, 3,967 and 4,761 shares, respectively, at an exercise price of $33.05 per share.

Stock Options. The Compensation Committee believes that the grant of stock options is a desirable method of acknowledging the efforts of the Company’s executive officers and encouraging their continued high levels of performance. In deciding on the stock option grants to individual executive officers, the Committee generally employs a formula taking into account each officer’s salary grade and our financial performance as measured by various objective criteria of the Committee’s selection. The Compensation Committee then adjusts the formula-based option grant by a factor reflecting the Committee’s assessment of the individual officer’s performance, initiative, contribution to our success and total compensation package. In accordance with this adjusted formula, in January 2003 the Committee granted Messrs. Miller, Kogler, ten Brink and Tomasello stock options for 54,000, 38,000, 38,000 and 18,000 shares, respectively, for their performance in 2002.

Compensation of Chief Executive Officer

The Compensation Committee determines the compensation of the Company’s President and Chief Executive Officer, Mark C. Miller, on the basis of the same criteria applicable to the Company’s executive officers generally.

As noted earlier, the Committee increased Mr. Miller’s base salary for 2003 by 3.0% from $288,400 to $297,050. In January 2003, the Committee granted Mr. Miller a stock option for 54,000 shares, and in February, the Committee approved a cash bonus to Mr. Miller of $324,450 (prior to reduction by reason of Mr. Miller’s conversion election under our cash bonus program).

Compensation Committee

L. John Wilkerson, Ph.D., Chair

John P. Connaughton

Patrick F. Graham

Peter Vardy

REPORT OF THE AUDIT COMMITTEE

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent accountants, the performance of Company’s internal audit function and independent accountants, and Company’s compliance with legal and regulatory requirements. The Committee’s charter appears as Exhibit A to this proxy statement. The four members of the Committee are Mr. Dammeyer (Chair) and Messrs. Patience, Reusché and Schuler.

In this regard, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and it is the responsibility of the Company’s independent public accountants to audit those financial statements. The Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent public accountants.

In carrying out our oversight responsibility, we review and discuss with both management and the Company’s independent public accountants all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2003. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the disclosures that Ernst & Young LLP made to the Committee pursuant to Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and reviewed programs and initiatives to strengthen their effectiveness.

Based upon these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Rod F. Dammeyer, Chair

John Patience

Thomas Reusché

Jack W. Schuler

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total return (i.e., stock price appreciation plus dividends) on our common stock over the five-year period ending December 31, 2003 with the cumulative total return for the same period on the Nasdaq National Market Composite Index, the Russell 3000 Index and an index of a peer group of companies that we selected consisting of Allied Waste Industries, Inc., SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.), Steris Corporation and Waste Management, Inc. The graph assumes that $100 was invested on December 31, 1998 in our common stock and in the stock represented by each of the three indexes, and that all dividends were reinvested.

The stock price performance of our common stock reflected in the following graph is not necessarily indicative of future performance.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2004. Ernst & Young LLP has served as our independent public accountants since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements and review of our interim financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2003 were $335,000. This amount includes $22,000 for the statutory audit of the financial statements of our subsidiary operating in Puerto Rico.

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements and review of our interim financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002 were approximately $315,000. This amount includes approximately $18,000 for the statutory audit of the financial statements of our subsidiary operating in Puerto Rico.

Audit Related Fees.    Ernst & Young LLP billed us approximately $16,000 for the fiscal year ended December 31, 2003 relating to the internal controls requirements of the Sarbanes-Oxley Act of 2002, and they billed us approximately $31,000 for the fiscal year ended December 31, 2002 relating to accounting consultations in connection with acquisitions that we made. Ernst & Young LLP did not perform any other assurance or related services during either of these two fiscal years.

Tax Fees.    Ernst & Young LLP did not provide any tax compliance, tax advice or tax planning services to us during the fiscal years ended December 31, 2002 and 2003.

All Other Fees.    Ernst & Young LLP did not provide any other services to us during the fiscal years ended December 31, 2002 and 2003.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Committee.

Ratification of the appointment of Ernst & Young LLP as our independent public accountants will require the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider the appointment.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2004.

Item 3

STOCKHOLDER PROPOSAL REGARDING A REPORT ON THE CESSATION OF INCINERATION

We expect the following proposal to be presented by a stockholder at the Annual Meeting. The stockholder proponent holds 100 shares of our common stock. The stockholder proponent’s name and address will be supplied to any stockholder upon request.

“Whereas:

“Stericycle operates several major Title V hospital, medical, infectious waste incinerators which burn hundreds of millions of pounds of waste per year. These incinerators are located in, or near, densely populated communities and emit significant amounts of hazardous air pollutants into the environment including: (1) mercury, which the EPA calls a highly hazardous, bioaccumulative neurotoxin capable of causing damage to the liver, kidneys and central nervous system (methylmercury can cross the blood-brain barrier as well as the placenta and poses special neurotoxic risks to developing fetuses and young children); (2) dioxin, an extremely toxic bioaccumulative chemical which can cause cancer, skin disorders, endometriosis and serious damage to the immune system; (3) chlorine, an irritant to the eyes and lungs, which may cause toxic pneumonitis, pulmonary edema and death; and (4) hydrochloric acid, a clear, colorless gas that can cause gastritis, chronic bronchitis, and dermatitis.

“Only 9% to 15% of the waste incinerated by Stericycle consists of regulated medical waste which must be treated prior to disposal. Categories of regulated waste vary from state to state but can generally be listed as pathological; microbiological; sharps, needles and syringes; and isolation waste. The remaining 85% to 91% can be deposited directly into a land fill. Some states require by law that pathological (human tissues, organs and body parts, and the carcasses and body parts of animals exposed to pathogens) and chemotherapy waste be incinerated. These two categories account for less than 5% of the total waste stream.

“Stericycle has available alternative, non-incineration processes for treating regulated waste. Two of these processes are: (1) its patented, proprietary electro-thermal-deactivation (ETD) process, and (2) autoclaving (steam sterilization).

“Stericycle’s stated mission is, ‘To be the leading company dedicated to the environmentally responsible management of infection control and compliance services for the healthcare community.’ We believe that by continuing to incinerate millions of pounds of unregulated waste, and regulated waste not required by law to be incinerated, the company is failing to live up to its mission by unnecessarily contaminating the environment with hazardous air pollutants.

“The permits under which Stericycle operates its incinerators do not relieve the company from liability for any harm or injury to human health or welfare, animal or plant life or property caused by incineration. We believe that by failing to eliminate all unnecessary incineration, the management is exposing the company to reputation and brand damage, and unwarranted regulatory and litigation risk.

“RESOLVED: It is recommended that the Board of Directors submit a report (at reasonable cost and omitting proprietary information) to the shareholders by November 1, 2004, outlining a plan for eliminating all incineration of unregulated waste, and regulated waste not required by law to be incinerated. The report should include a timeline for completion of this project.”

The Board of Directors recommends that stockholders vote “AGAINST” this proposal for the following reasons:

Preliminarily, we note that, rather than 9-15%, in fact over 95% of the waste that we incinerate is regulated medical or infectious waste which requires treatment prior to ultimate disposal. By law, regulated infectious waste cannot be directly landfilled in most states. The regulations that govern the handling, treatment, and disposal of infectious waste typically specify the approved treatment methodology, and in many states, incineration is the only treatment methodology approved for treating certain infectious wastes.

We do not believe that it is practical to develop an absolute timeline for phasing out the incineration of certain wastes that we receive from our customers. Customers require their waste to be incinerated for a number of reasons, including compliance with regulations, assured destruction and the customer’s own preference. In many areas, there are no legal, economical or practical treatment alternatives suitable to meet customers’ needs. In certain cases, customers make incineration treatment a contractual service obligation that is binding on us. Imposing an arbitrary timeline for ceasing incineration could expose us to liability for failure to perform these contractual obligations and would certainly result in our losing certain customers if we were no longer able to treat their waste as they require.

Nonetheless, we have adopted and successfully implemented a continuing strategy to reduce waste incineration. From the beginning of our company, we have provided training to customers to help them reduce the amount of waste that requires incineration. Since 1999, we have closed eight of our incinerators and replaced them with non-incineration treatment technologies and thus have been able to reduce incineration from over 30% of our waste treatment capacity to approximately 12%. We continue to work cooperatively with our customers to shift them, where possible, away from incineration, and we have also begun approaching state agencies to request modification of existing regulations to allow for greater use of non-incineration treatment technologies.

By continuing to implement our existing plans we believe we can ultimately reduce the amount of waste we incinerate to less than 10%. The progress that we have achieved since 1999 both validates our strategy and demonstrates our commitment to this goal. However, because of the many factors involved in reducing incineration, some of which are outside of our control, it is impractical and potentially risky to develop and implement an absolute timeline for this process.

Accordingly, the Board of Directors recommends that stockholders vote “AGAINST” this proposal, and your proxy will be so voted unless you direct otherwise.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other business to come before the Annual Meeting for consideration by our stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2005 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 10, 2004. Any stockholder who wishes to present a proposal from the floor for consideration at our 2005 Annual Meeting of Stockholders must submit the proposal to us by February 22, 2005.

Stockholder proposals for inclusion in our proxy statement must comply with the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 2003 were satisfied in a timely manner.

ADDITIONAL INFORMATION

We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our officers and regular employees may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of our common stock.

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003 without charge to each stockholder as of the record date for the Annual Meeting, upon the stockholder’s written request. Requests should be directed to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. A copy of our Form 10-K as filed with the Securities and Exchange Commission is available in pdf format on our website, www.stericycle.com under “Investor Relations/SEC Filings.” A copy of our Form 10-K may also be accessed directly from the SEC’s website, www.sec.gov.

A copy of our 2004 Annual Report to Stockholders is also available in pdf format on our website, www.stericycle.com.

Exhibit A

Audit Committee Charter

for

Stericycle, Inc.

Purpose

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of the Company’s independent accountants, the performance of the Company’s internal audit function and the Company’s independent accountants, and the Company’s compliance with legal and regulatory requirements.

Membership

The Committee shall be composed of three or more directors, as the Board of Directors determines. Each member of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Governance Committee, and may be removed by the Board at any time in the Board’s discretion.

Each member of the Committee shall be independent under the applicable standards for independence of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq National Market, Inc. (“Nasdaq”).

General Responsibilities

The Committee shall have the following general responsibilities. The Committee may expand these responsibilities as it considers necessary or appropriate in carrying out its oversight function:

To meet separately in executive sessions with the senior internal auditor and the Company’s independent accountants from time to time as appropriate to discuss any matters that the Committee, the senior internal auditor or the Company’s independent accounts believe should be discussed privately.

To review periodically with the Company’s counsel any legal and regulatory matters that may have a material effect on the Company’s financial statements, operations, compliance policies and programs.

To review and approve procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

To recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

To review with management, the senior internal auditor and the Company’s independent accountants disclosures of insider and affiliated party transactions.

In the Committee’s discretion, to conduct or authorize investigations into matters within the scope of its responsibilities.

To take any other actions required of the Committee by law, applicable regulations, or as may be requested by the Board of Directors.

Responsibilities Relating to Independent Accounts and Internal Audit Function

The Committee shall have the following responsibilities relating to the Company’s independent accountants and internal audit function:

To have sole authority to appoint or replace the independent accountants (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants for purposes of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committee.

To review the experience and qualifications of the senior members of the independent accountants’ audit team.

At least annually, to obtain and review any and all reports required by the SEC or Nasdaq relating to the independent accountants’ internal quality control procedures (including any material issues raised by internal or peer reviews or governmental authorities and any steps taken to address any such issues).

To review and approve all audit and permitted non-audit services to be performed by the independent accountants.

To review and concur in the appointment, replacement, reassignment or dismissal of the senior internal auditor. The senior internal auditor shall report the matters within the scope of his or her authority directly to the Committee.

To ensure that the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and to discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company’s independent accountants. The Committee shall present its conclusions with respect to the independent accountants to the Board.

Responsibilities Relating to Audits and Financial Statements

The Committee shall have the following responsibilities relating to the Company’s audits and financial statements:

To request the independent accountants to confirm that they report directly to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

To review with management significant risks and exposures identified by management, the internal auditors or the independent accountants, and management’s steps to address these risks.

To review the scope of the internal audits with the senior internal auditor and the scope of the external audit with the independent accountants.

To review with management, the independent accountants and the senior internal auditor (i) the Company’s internal controls, including computerized information system controls and security, and (ii) any significant findings and recommendations made by the independent accountants or internal auditor.

After the completion of the annual audit examination (and before the Company’s annual report on Form 10-K is filed with the SEC), to review with management and the independent accountants:

(1) the Company’s annual financial statements and related footnotes, including disclosures made in management’s discussion and analysis;

(2) the independent accountants’ audit of and report on the financial statements;

(3) the appropriateness and acceptability of the accounting principles, financial disclosures and underlying estimates used in the Company’s financial statements, including (i) critical accounting policies and practices and (ii) alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with management;

(4) any significant difficulties or disputes with management encountered during the course of the audit and management’s response;

(5) the effect of regulatory and accounting initiatives;

(6) the effect of off-balance sheet structures, if any, on the Company’s financial statements;

(7) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(8) any other matters about the audit procedures or findings that generally accepted auditing standards require the auditors to discuss with the Committee, including any material written communications between the independent accountants and management.

To review and discuss with management and the independent accountants the Company’s quarterly financial statements.

To discuss with management earnings press releases and generally discuss financial information and earnings guidance provided to analysts and rating agencies.

To discuss with management and the independent accountants (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses identified, (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls and (iii) any employee complaints or published reports that raise material issues regarding the Company’s accounting, internal accounting controls or auditing matters.

To review with management and the senior internal auditor (i) any difficulties that the internal auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information, (ii) any changes to the planned scope of the internal audit plan that the Committee thinks advisable and (iii) the internal audit department’s budget and staffing.

Procedures

The Committee shall meet at least four times a year and at such other times at the call of the chairman or any two members of the Committee. Two members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote. The Committee may also act by the unanimous written consent of its members. The Committee shall make regular reports of its proceedings to the Board of Directors.

The members of the Committee shall elect a chairman, and the chairman shall appoint a secretary of the Committee, who may be one of the members of the Committee or the secretary or an assistant secretary of the Company. The secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of reports, information and data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and other matters.

Authority

The chairman and secretary of the Committee shall provide, or arrange with the Company’s chairman or president to provide, such reports, information, data and services as the Committee may request. In discharging its oversight responsibilities, the Committee shall have unrestricted access both to the Company’s management and other employees whose views the Committee may consider helpful and to the Company’s books and records, and shall have the authority to retain outside counsel, accountants or other consultants in the Committee’s sole discretion.

28161 North Keith Drive

Lake Forest, Illinois 60045

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2004

YOUR VOTE IS IMPORTANT!

Please sign and promptly return your proxy card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically by calling (866) 207-3912.

If your shares are registered in the name of a brokerage firm, you may be able to vote your shares telephonically or via the Internet. Check the information provided to you by your broker to see which options are available to you.

Reservation Form for 2004 Annual Meeting

I am a stockholder of Stericycle, Inc. (If your shares are registered in a brokerage firm’s name, please enclose confirmation of stock ownership.) I plan to attend the 2004 Annual Meeting to be held on Tuesday, May 11, 2004, at 11:00 a.m., Chicago time, at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. Please send me an admissions card. I understand that an admissions card will only admit the stockholder or stockholders to whom it is issued, and may not be transferred.

Name
Please print name of stockholder

Name
Please print name of stockholder (if joint owner)

Address

City	State	Zip Code

Telephone	( )

If you plan to attend the 2004 Annual Meeting, please detach, complete and return the Reservation Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. All Reservation Forms must be received by May 4, 2004.

To avoid delay in receipt of your admissions card, do not return the Reservations Form with your proxy card or mail it in the enclosed envelope.

PROXY	STERICYCLE, INC.	PROXY

28161 North Keith Drive

Lake Forest, Illinois 60045

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

I or we hereby appoint each of Jack W. Schuler, Rod F. Dammeyer and John Patience (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 15, 2004 at the 2004 Annual Meeting of Stockholders to be held on May 11, 2004 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the nine nominees for election as a director by holders of common stock and holders of Series A convertible preferred stock voting together as a single class (Item 1), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2004 (Item 2), and, if the proposal is presented at the Annual Meeting, AGAINST a stock proposal regarding a report on the cessation of incineration (Item 3). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on the reverse side.)

STERICYCLE, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (■)

Control Number:
1.	Election of Directors— Nominee(s)		For	Withhold	For All
			All	All	Except*
	01 Jack W. Schuler	02 Mark C. Miller	☐	☐	☐
	03 John P. Connaughton	04 Rod F. Dammeyer
	05 Patrick F. Graham	06 John Patience
	07 Thomas R. Reusché	08 Peter Vardy
09 L. John Wilkerson, Ph.D.

*Except nominee(s) written above
			For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004.		☐	☐	☐
			For	Against	Abstain
3.	If presented, a stockholder proposal regarding a report on the cessation of incineration.		☐	☐	☐

Date:	, 2004

Signature:

Signature:

Title or capacity:

Instruction: Please sign exactly as your name appears immediately to the left. If signing as a fiduciary (for example, as a trustee), please indicate your fiduciary capacity. If signing on behalf of a corporation, partnership or other entity, please indicate your title or other authorized capacity. If the shares for which this Proxy is given are held jointly, both joint tenants must sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Δ                     FOLD AND DETACH HERE                    Δ

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

STERICYCLE, INC.

Dear Stockholder:

We encourage you to vote your shares by telephone. Doing so will eliminate the need to return your proxy card. You will need your proxy card and social security number (where applicable) to vote by telephone. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone.

The LaSalle Vote by Telephone systems can be accessed 24 hours per day, seven days per week, up until May 10, 2004, the day before the 2004 Annual Meeting.

Use a touch-tone telephone to vote by telephone toll-free from the United States or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your Voter Control Number (in the box above) available when you call.

THANK YOU FOR VOTING YOUR SHARES.

YOUR VOTE IS IMPORTANT!

DO NOT RETURN THIS PROXY CARD IF YOU VOTE YOUR SHARES BY TELEPHONE.

PROXY (Preferred)	STERICYCLE, INC.	(Preferred) PROXY

28161 North Keith Drive

Lake Forest, Illinois 60045

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

We hereby appoint each of Jack W. Schuler, Rod F. Dammeyer and John Patience (the “proxies”) as our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of Series A convertible preferred stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by us on March 15, 2004 at the 2004 Annual Meeting of Stockholders to be held on May 11, 2004 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the nine nominees for election as a director by holders of common stock and holders of Series A convertible preferred stock voting together as a single class (Item 1), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2004 (Item 2), and, if the proposal is presented at the Annual Meeting, AGAINST a stock proposal regarding a report on the cessation of incineration (Item 3). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (■)

1.	Election of Directors— Nominee(s)		For	Withhold	For All
			All	All	Except*
	01 Jack W. Schuler	02 Mark C. Miller	☐	☐	☐
	03 John P. Connaughton	04 Rod F. Dammeyer
	05 Patrick F. Graham	06 John Patience
	07 Thomas R. Reusché	08 Peter Vardy
09 L. John Wilkerson, Ph.D.

*Except nominee(s) written above
			For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004.		☐	☐	☐
			For	Against	Abstain
3.	If presented, a stockholder proposal regarding a report on the cessation of incineration.		☐	☐	☐

[Date and signature lines appear on the next pages.]

Holders of Series A preferred stock associated with Bain Capital, LLC:

Date: , 2004

Bain Capital Fund VI, L.P.

By:	Bain Capital Partners VI, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:

A Managing Director

BCIP Associates II

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By:

Title:

BCIP Associates II-B

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By:

Title:

BCIP Associates II-C

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By:

Title:

BCIP Trust Associates II

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By:

Title:

BCIP Trust Associates II-B

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By:

Title:

Pep Investments Pty. Limited

By:	Bain Capital Investors, LLC
Its:	Attorney-in-Fact

By:

Title:

Brookside Capital Partners Fund, L.P.

By:

Title:

Sankaty High Yield Asset Partners, L.P.

By:

Title:

Sankaty High Yield Partners II, L.P.

By:

Title:

Holders of Series A preferred stock associated with Madison Dearborn Partners, LLC:

Date: , 2004

Madison Dearborn Capital Partners III, L.P.
By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:

A Managing Director

Madison Dearborn Special Equity III, L.P.
By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:

A Managing Director